Exhibit 99.1

Investor Presentation May 15, 2020

2 SAFE HARBOR STATEMENT Forward Looking Statements In addition to historical information, this presentation contains "forward - looking" statements including, but not limited to, GAIN management's expectations for the future. All statements other than statements of historical or current fact included in this presentation that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward - looking statements. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN's annual report on Form 10 - K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, and include, but are not limited to, the actions of both current and potential new com petitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN’s systems or technology, rapid changes in technology, effects of inflation, custo mer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, the risk that our stockholders may not adopt the merger agreement between GAIN and INTL, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward - looking statements included herein represent GAIN’s views as of the date of this presentation. GAIN undertakes no obligation to revise or update publicly any forward - looking statement for any reason unless required by law. Additional Information and Where to Find it On May 1, 2020, GAIN filed the definitive proxy statement on Schedule 14A with the SEC. Additionally, GAIN plans to file other relevant materials with the SEC in connection with the proposed transaction. This presentation is not a substitute for the definitive proxy statement or any other document which GAIN may file with the SEC. The definitive proxy st ate ment has been sent or given to the stockholders of GAIN and contains important information about the proposed transaction and related matters. INVESTORS IN AND SECURITY HOLDERS OF GAIN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. The materials filed by GAIN with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or in the “Investor Relations” section of GAIN’s website at www.gaincapital.com. Participants in Solicitation GAIN and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from GAIN’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of GAIN is set forth in its Annual Report on Form 10 - K for the year ended December 31, 2019, which was filed with the SEC on March 16, 2020 and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 29, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

3 COMPANY OVERVIEW GAIN Capital is a global provider of trading services and solutions offering over 15,000 financial instruments, including spot foreign exchange, precious metals, CFDs and exchange - traded futures and options on futures. The company was formed in 1999 and has been publicly listed on the NYSE since 2010. The retail and futures segments service customers in more than 180 countries worldwide, and is regulated in the United States, United Kingdom, Australia, Singapore and Japan, as well as the Cayman Islands and Canada. RETAIL FUTURES Dominant, market - leading retail FX trading platform; ranked #1 in the US market Provides access to 15,000 global financial markets, including spot forex, spread bets, precious metals and CFDs Clients consist of retail traders, introducing brokers and white label partners 133,000 Active Customers $2.1 trillion Volume Traded $600 million Customer Assets $8.1 billion ADV Innovative online futures broker with award - winning proprietary trading technology Robust suite of trading tools, including charting, alerts and indicators, automated trading and risk management Clients consist of retail traders, institutional clients and agricultural hedgers 7,100 Active Customers 7.6 million Contracts Traded $190 million Customer Assets 30,000 Avg Daily Trades PERFORMANCE HIGHLIGHTS Financial Highligh t s Financial Strength • Total free cash of $148 million • Regulatory capital levels maintained of $260 million across seven jurisdictions, with $170 million in excess of minimum regulatory capital requirements Net Revenue ($ in millions) $381 Retail Revenue 326 Futures Revenue 36 Interest and Other Revenue 19 All performance and financial metrics are presented on a trailing 12 - month basis as of March 31, 2020 $0.06 quarterly dividend

TRANSACTION PROVIDES SIGNIFICANT OPPORTUNITY FOR REALIZATION OF STOCKHOLDER VALUE 4 INTL FCStone Inc. (“INTL”) to acquire GAIN Capital Holdings, Inc. (“GAIN”) for $6.00 per share in cash • All cash offer at a 70% premium over GAIN’s closing share price on February 26, 2020 1 and a 60% premium to GAIN’s 30 - day volume weighted average price on the same date • Result of robust strategic review process involving 108 potential bidders (in addition to INTL) • Results in superior risk - adjusted value and certainty to all other strategic alternatives • Provides certain cash value in uncertain economic climate 1 The last trading day prior to the announcement that GAIN had entered into the merger agreement

TRANSACTION SUMMARY 5 Offer Price Form of Consideration & Financing Timing / Approvals Voting Agreements • 100% cash consideration • No financing contingency • Expected to close mid - 2020 • Subject to receipt of required regulatory approvals (HSR already obtained) • Certain GAIN stockholders (VantagePoint, IPGL and Glenn Stevens (CEO)) subject to voting agreements, representing in aggregate, 44% of GAIN common stock • $6.00 per share in cash • Equity value: $236MM Notes: FDSO includes basic shares (37,484,277), options, change of control RSUs (1,091,182), and change of control PRSUs (697,750). Treasury stock method used to calculate net shares at the offer price. Assumes accelerated vesting of earned 2018 PRSUs and accelerated vesting of all 2019 PRSUs.

7% 14% 25% 21% 18% 14% 0% 0% 0% 0% 0% 5% 1 0% 1 5% 2 0% 2 5% 3 0% 0% < 0% 0% - 10% 10% - 20% 20% - 30% 30% - 40% 40% - 50% 50% - 60% 60% - 70% 70% - 80% 80% - 90% > 90% 7% 14% 18% 21% 25% 7% 4% 4% 0% 0% 0% 0% 5% 1 0% 1 5% 2 0% 2 5% 3 0% < 0% 0% - 10% 10% - 20% 20% - 30% 30% - 40% 40% - 50% 50% - 60% 60% - 70% 70% - 80% 80% - 90% > 90% BENCHMARKING OF OFFER PREMIUM 6 Notes: Based on completed or announced U.S. public M&A Information Technology and Financial Services deals since 01/01/17 with 100% cash consideration; transaction values between $100MM and $750MM. N = 28. Source: S&P Capital IQ as of 02/21/20. Premium calculated as of February 26, 2020, the last trading day prior to the announcement of the merger. 1 - Day Premiums 30 - Calendar Day VWAP Premiums O ffe r P r em ium: 70% 25 th Percentile: 11% Median: 22% Mean: 23% 75 th Percentile: 36% 25 th Percentile: 12% Median: 25% Mean: 28% 75 th Percentile: 37% Offer Premi u m: 60%

REASONS FOR BOARD RECOMMENDATION 7 Now Is the Right Time to Enter into a Transaction to Maximize Stockholder Value • Board belief: merger more favorable to GAIN’s stockholders than remaining a standalone independent company • Risks and challenges to GAIN’s business create substantial execution risks relative to $6.00 per share offer price, including unfavorable economic market and regulatory trends • Uncertain returns to GAIN’s stockholders if GAIN were to remain independent • All cash offer provides certainty of value Note: As of May 15, 2020, three GAIN directors, Messrs. Alex Goor, Peter Quick and Chris Sugden, voted against recommending the shareholders adopt the merger agreement.

REASONS FOR BOARD RECOMMENDATION 8 Lengthy and Thorough Auction Process • Strategic review process lasting more than 1 year leading up to signing of merger agreement with INTL on February 26, 2020 • 108 potential bidders contacted (in addition to INTL) by GAIN and/or GCA Advisors (financial advisor to GAIN) • No credible, financed alternative transaction was identified by GAIN other than INTL deal • No bidder was granted exclusivity • A potential transaction between GAIN and INTL became known to the public on February 1, 2020 and GAIN board did not receive any alternative proposals

SUBSEQUENT DEVELOPMENTS FOLLOWING SIGNING OF MERGER AGREEMENT 9 • Significant improvement in GAIN’s financial performance following signing of merger agreement, primarily due to extraordinary developments resulting from COVID - 19 global pandemic • GAIN board considered range of factors in determining to continue recommending the merger, including: • merger consideration is all - cash, and therefore unaffected by the considerable uncertainty in financial markets related to the spread of COVID - 19 global pandemic • challenges facing GAIN were likely to remain present following the anticipated resolution of the COVID - 19 global pandemic • After considering a range of factors, including those set forth in proxy statement, GAIN board determined to continue recommending the merger

SELECTED WALL STREET RESEARCH COMMENTARY FOLLOWING SIGNING 10 “The $6 purchase price represents 1.12x of TBV, and 27.3x and 14.3x times our 2020 (our GCAP estimated EPS of $0.22 & ADNV of $7.9 bn) and 2021 (our GCAP estimated EPS of $0.42 & ADNV of $8.5 bn) estimates, respectively. Ultimately as a result of the offer, we adjust our price target to $6 to be aligned with the proposed acquisition price by INTL FCStone. Our previous price target was $3.70 based on 0.65x to book value…The INTL/GCAP merger should result in (1) opportunities to cross sell products to GCAP's retail customer base, (2) order flow optimization, (3) capital efficiencies, and (4) and the overall reduction in the volatility of the combined company's results. – Richard Repetto, Piper Sandler (02/27/20) “While GAIN’s management sees its fundamental business tracking healthily, it recognizes the continued macro headwinds put much downward pressure on the stock and made the sell the right option for its shareholders given the price and timing. We published a note in August last year speculating then GAIN could be a takeout candidate and its valuation should thus be supported by book value. At that time, we estimated GAIN was trading at least at a 25% discount to TBV, and we see its valuation now at a 12% premium a good exit.” – Kenneth Worthington, JP Morgan (02/28/20)